POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that William J. Skrobacz. Jr. whose signature appears below, constitutes and appoints Kent G. Townsend or David Packard, full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities, to sign any report filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, including any Form 3, Form 4 or Form 5 and all amendments to any such documents, if any, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission (or other appropriate governmental authority for such purpose), granting unto said attorney-in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Dated:	05/05/2023

/s/ William J. Skrobacz Jr.
William J. Skrobacz Jr.